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As filed with the Securities and Exchange Commission on February 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SEPRACOR INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other jurisdiction of Incorporation or Organization)	22-2536587 (I.R.S. Employer Identification Number)
84 Waterford Drive Marlborough, Massachusetts (Address of Principal Executive Offices)	01752 (Zip Code)

2000 Stock Incentive Plan, as amended
1998 Employee Stock Purchase Plan, as amended
(Full Title of the Plans)

Susan W. Murley, Esq.
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
(Name and Address of Agent For Service)
 617-526-6000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.10 par value per share (including the associated Preferred Stock Purchase Rights)	1,800,000 shares(2)	$25.99(3)	$46,782,000(3)	$5,928

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Consists of (i) 1,500,000 shares issuable under the 2002 Stock Incentive Plan, and (ii) 300,000 shares issuable under the 1998 Employee Stock Purchase Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on February 6, 2004.

STATEMENT OF INCORPORATION BY REFERENCE

        Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of (i) the registration statements on Form S-8, File No. 333-58368 and File No. 333- 100887, relating to the Registrant's 2000 Stock Incentive Plan, and (ii) the registration statement on Form S-8, File No. 333-58559, relating to the Registrant's 1998 Employee Stock Purchase Plan.

Item 8. Exhibits

        The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marlborough, Massachusetts on this 12th day of February, 2004.

SEPRACOR INC.
By:	/s/ ROBERT F. SCUMACI Robert F. Scumaci Executive Vice President, Finance and Administration, and Treasurer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Sepracor Inc., hereby severally constitute and appoint Timothy J. Barberich, David P. Southwell and Robert F. Scumaci, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Sepracor Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY J. BARBERICH Timothy J. Barberich	Chief Executive Officer (Principal Executive Officer)	February 12, 2004
/s/ DAVID P. SOUTHWELL David P. Southwell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 12, 2004
/s/ ROBERT F. SCUMACI Robert F. Scumaci	Executive Vice President, Finance and Administration (Principal Accounting Officer)	February 12, 2004
James G. Andress	Director	, 2004

/s/ DIGBY W. BARRIOS Digby W. Barrios	Director	February 12, 2004
/s/ ROBERT J. CRESCI Robert J. Cresci	Director	February 12, 2004
Keith Mansford	Director	, 2004
/s/ JAMES F. MRAZEK James F. Mrazek	Director	February 12, 2004
/s/ ALAN A. STEIGROD Alan A. Steigrod	Director	February 12, 2004

INDEX TO EXHIBITS

Number	Description
4.1(1)	Restated Certificate of Incorporation, as amended, of the Registrant
4.2(2)	Amended and Restated By-Laws of the Registrant
4.3(3)	Rights Agreement dated June 3, 2002 between the Registrant and EquiServe Trust Company, N.A., as rights agent
5	Opinion of Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of attorney (included on the signature pages of this registration statement)

(1)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 0- 19410) and incorporated herein by reference.

(2)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 0- 19410) and incorporated herein by reference.

(3)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K filed on June 4, 2002 (File No. 0-19410) and incorporated herein by reference.

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CALCULATION OF REGISTRATION FEE
STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS